SECOND AMENDMENT TO FORBEARANCE AGREEMENT
THIS SECOND AMENDMENT TO FORBEARANCE AGREEMENT (this “Amendment”), dated as of May 8, 2013, is by and between SOY ENERGY, LLC, an Iowa limited liability company (“Borrower”), and OSM-REO FF, LLC, a Minnesota limited liability company (“Lender”). The Borrower and the Lender are sometimes hereinafter referred to as the “Parties.”
RECITALS
WHEREAS, the Borrower and the Lender have entered into that certain Forbearance Agreement dated as of February 15, 2013, as amended by a First Amendment to Forbearance Agreement dated as of April 25, 2013 (as further amended, restated, supplemented or otherwise modified from time to time, the “Forbearance Agreement”), pursuant to which, among other things, the Lender has agreed to forbear from the exercise of its rights and remedies under the applicable Loan Documents with respect to, or as a result of, the occurrence and continuance of the Specified Defaults and the Prospective Defaults during the Forbearance Period (as such terms are defined in the Forbearance Agreement);
WHEREAS, the Borrower entered into that certain Asset Purchase Agreement dated as of May 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “APA”), by and among the Borrower, Renewable Energy Group, Inc. and REG Mason City, LLC (together, “REG”), pursuant to which (i) the Borrower has agreed to sell to REG, and REG has agreed to purchase from the Borrower, substantially all of the Collateral, including, without limitation, the Project (“REG Sale”), and (ii) REG has agreed to provide a subordinated loan to the Borrower (“REG Loan”), in each case subject to the terms and conditions set forth in the APA;
WHEREAS, the REG Sale and the REG Loan resulted in (i) breaches of, without limitation, Sections 6.01, 6.03 and 6.04 of the Loan Agreement, Section 7.1 of the Mortgage and Section 4(d) of the Security Agreement, (ii) the immediate occurrence of Events of Default under Sections 7.01(c) and (g) of the Loan Agreement and a Default under Section 8.1(b) of the Mortgage (“REG Events of Default”), and (iii) a Termination Event under Section 7(a) of the Forbearance Agreement (“REG Termination Event”);
WHEREAS, the Borrower has failed to (i) deliver audited annual financial statements within 120 days after the end of the Borrower's fiscal year ending December 31, 2012, as required by Section 5.01(a) of the Loan Agreement, which resulted in the occurrence of an Event of Default under Section 7.01(e) of the Loan Agreement, and (ii) deliver monthly financial statements for the months of February 2013 and March 2013 within 30 days after the end of each such calendar month, as required by Section 5.01(b) of the Loan Agreement, which resulted in the occurrence of an Event of Default under Section 7.01(e) of the Loan Agreement (together, the “Reporting Events of Default”), and such failures resulted in a Termination Event under Section 7(a) of the Forbearance Agreement (“Reporting Termination Event”); and
WHEREAS, the Borrower has requested that the Lender agree to retroactively amend the Specified Defaults listed on Appendix A to the Forbearance Agreement to list the REG Events of Default and Reporting Events of Default as Specified Defaults, in order to prevent the occurrence of the REG Termination Event and the Reporting Termination Event, and the Lender has agreed to the Borrower's request, on the terms and conditions set forth in this Amendment;
NOW, THEREFORE, the Parties hereto, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:
Section 1. Definitions. Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the Forbearance Agreement or the Loan Agreement.
Section 2.    Acknowledgment of Obligations, Liens.
(a) Obligations. The Borrower acknowledges and agrees that, as of May 8, 2013, the following Obligations are due and payable by the Borrower under the Loan Documents:
(i)the Initial Note in the outstanding principal amount of $77,595.00, plus accrued and unpaid interest at the Default Rate in the amount of $1,888.14, and any other amounts due and owing in respect thereof under the Loan Documents, payment of which the Borrower is obligated to make pursuant to the Initial Note and the Loan Agreement; and
(ii)the Acquisition Note in the outstanding principal amount of $5,528,837.35, plus accrued and unpaid interest at the Default Rate in the amount of $299,146.74, late charges in the amount of $22,576.44, and any other amounts due and owing in respect thereof under the Loan Documents, payment of which the Borrower is obligated to make pursuant to the Acquisition Note and the Loan Agreement;
and that the above-described Obligations constitute valid and enforceable obligations of the Borrower. The Borrower further acknowledges and agrees that the foregoing amounts are due and owing, without defense, offset or counterclaim of any kind.
(b) Liens. The Borrower acknowledges and agrees that the Lender has a valid, perfected and enforceable first-priority Lien (without defense, offset or counterclaim of any kind) in all Collateral, including, without limitation, the Project, all Collateral as defined in the Security Agreement as amended by the Security Agreement Amendment, and all other real or personal property in which a Lien is granted or purported to be granted as security for any Obligations, subject only to Permitted Liens.

Section 3.    Amendments to Forbearance Agreement.

(a)    Prospective Defaults. The definition of Prospective Defaults in Section 2 of the Forbearance Agreement is hereby amended and restated to read as follows:
“Prospective Defaults” means Events of Default, if any, directly resulting from (a) the Borrower's failure to make any payments due on the Notes after the Effective Date (as defined in Section 15 of this Agreement), (b) the Borrower's failure to deliver its monthly financial statements within 30 days after the end of each calendar month, so long as such financial statements are delivered within 45 days after the end of each calendar month, or (c) the filing of mechanic's liens against the Borrower or its assets, so long as (i) such mechanic's liens do not challenge the validity or priority of any Liens in favor of the Lender, and (ii) the Borrower provides the Lender with notice of all such mechanic's liens promptly after the filing thereof.

(b)    Additional Reports. Section 9(c) of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:
(c) Additional Reports. In addition to the reports required to be delivered to the Lender under the Loan Documents, the Borrower shall (i) within ten (10) business days of any written request, provide to the Lender any other financial statements and information concerning its operations and financial affairs as the Lender may reasonably request, and (ii) simultaneously with the delivery of any financial, operating or managements reports required by any other person or entity, including, without limitation, Renewable Energy Group, Inc. or REG Mason City, LLC, provide to the Lender copies of such financial, operating or managements reports.

(c)    Specified Defaults. Appendix A to the Forbearance Agreement is hereby amended by (i) amending and restating paragraph B thereof to read as follows, and (ii) adding the following Specified Defaults I, J and K thereto, immediately following paragraph H thereof, to read as follows:

B.
The failures of the Borrower to timely deliver its audited annual financial statements as required by Section 5.01(a) of the Loan Agreement, and its unaudited monthly financial statements as required by Section 5.01(b) of the Loan Agreement for the months of July 2012 through and including March 2013. Such failures resulted in the occurrence of Events of Default under Section 7.01(e) of the Loan Agreement.

I.
The Borrower's entry into that certain Asset Purchase Agreement dated as of May 1, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “APA”), by and among the Borrower, Renewable Energy Group, Inc. and REG Mason City, LLC (together, “REG”), pursuant to which the Borrower agreed to sell to REG substantially all of the Collateral, including, without limitation, the Project, which resulted in a breach of Section 6.01 of the Loan Agreement, Section 7.1 of the Mortgage and Section 4(d) of the Security Agreement, and the occurrence of Events of Default under Section 7.01(c) and (g) of the Loan Agreement and a Default under Section 8.1(b) of the Mortgage.

J.
The Borrower's creation, pursuant to the APA, of a Lien in favor of REG, together with the failure of the Borrower to otherwise demonstrate that such Lien constitutes a Permitted Lien, as required by Section 6.03 of the Loan Agreement. Such incurrence and failure resulted in the occurrence of an Event of Default under Section 7.01(c) of the Loan Agreement.

K.
The Borrower's incurrence, pursuant to the APA, of a loan from REG, together with the failure of the Borrower to deliver a fully executed Working Capital Intercreditor Agreement or Subordinated Intercreditor Agreement with respect to such loan, or to otherwise demonstrate that such loan constitutes Permitted Indebtedness, as required by Section 6.04 of the Loan Agreement. Such incurrence and failure resulted in the occurrence of an Event of Default under Section 7.01(c) of the Loan Agreement.

provided, that, the amendment in Section 3(c)(i) shall be deemed effective as of March 30, 2013, and the amendment in Section 3(c)(ii) shall be deemed effective as of May 1, 2013.

Section 4.    Representations and Warranties.

(a)    Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender that:

(i)except for the REG Termination Event, no Termination Event has occurred as of the date hereof;

(ii)it is duly organized, validly existing, and in good standing under the laws of its state of organization, and it is duly qualified to do business as a foreign entity and is in good standing in all jurisdictions in which the failure to do so would have a material adverse effect on it;

(iii)it has sufficient organizational power and authority to execute, deliver and perform its obligations under this Amendment and the Forbearance Agreement, and all such action has been duly and validly authorized by all necessary organizational proceedings on its part;

(iv)this Amendment and the Forbearance Agreement have been duly and validly executed by it and constitute its legal, valid and binding obligations, enforceable in accordance with their terms; and
(v) its execution, delivery and performance of this Amendment does not and will not (A) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (B) violate its organizational documents or any provision of any law, rule, regulation or order presently in effect having applicability to party, or (C) result in a breach of, or constitute a default under, any indenture or agreement to which it is a party or by which it or its properties may be bound or affected.

(b)    Representations and Warranties of the Lender. The Lender represents and warrants to the Borrower that:

(i)it is duly organized, validly existing and in good standing under the laws of its organizational jurisdiction;

(ii)it has sufficient organizational power and authority to execute, deliver and perform its obligations under this Amendment and the Forbearance Agreement and all such action has been duly and validly authorized by all necessary organizational proceedings on its part; and
(iv) this Amendment and the Forbearance Agreement have been duly and validly executed by it and constitute its legal, valid and binding obligations, enforceable in accordance with their terms.
Section 5. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Termination Event, Specified Default or Prospective Default under the Forbearance Agreement, Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any other Loan Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment, including, without limitation the REG Events of Default.
Section 6. Full Force and Effect; No Other Changes. Except as expressly set forth herein, the Forbearance Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. This Amendment and the Forbearance Agreement shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any term or condition of any of the Forbearance Agreement (except as otherwise provided herein), the Loan Agreement or the other Loan Documents or, except as provided herein, to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Forbearance Agreement, the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended from time to time, including, without limitation, the Lender's right in Section 6.01 of the Loan Agreement to consent to any sale, transfer, lease, sublease or conveyance of any interest of the Borrower, legal or equitable, in the Project, with respect to which the Lender has not provided any such consent, nor shall the terms of this Amendment be deemed or construed to be a consent to any such sale, transfer, lease, sublease or conveyance, including, without limitation, the REG Sale.
Section 7. Amendments, Consents, Etc. This Amendment may not be amended or modified, nor may any of its terms be modified or waived, except by a written instrument signed by the Lender. In any instance where the consent or approval of the Lender may be given or is required, or where any determination, judgment or decision is to be rendered by the Lender under this Amendment or the Forbearance Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision shall be made or exercised by the Lender in its sole and absolute discretion.

Section 8. Payment of the Lender's Fees and Expenses. Without limiting the terms and agreements under the Loan Documents, including without limitation Section 8.03(b) of the Loan Agreement, Section 12.1 of the Mortgage and Section 7(b) of the Security Agreement, the Borrower hereby agrees that it shall pay the Lender's fees and shall reimburse the Lender for all reasonable costs and expenses (including reasonable attorneys' fees) it has incurred to date and during the Forbearance Period including, without limitation, costs and expenses incurred in connection with the preparation and negotiation of this Amendment. Without limiting the foregoing, the Borrower hereby acknowledges and agrees that all such costs and expenses shall constitute Obligations, and the Lender may, but need not, use the funds on deposit in the Debt Service Reserve or Additional Improvements Escrow to pay for such costs and expenses.
Section 9. Release of the Lender. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, counterclaims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against the Lender or such other person or entity for or by reason of any act, omission, matter, cause or thing whatsoever arising out of or in connection with the Obligations or the Loan Documents, the Forbearance Agreement or any document, correspondence, agreement or instrument related hereto or thereto, from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured, known or unknown, liquidated, fixed or contingent, or direct or indirect.
Section 10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF MINNESOTA, THE LAWS OF WHICH THE PARTIES HEREBY EXPRESSLY ELECT TO APPLY TO THIS AMENDMENT, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE, OR ARISING OUT OF, THIS AMENDMENT SHALL BE COMMENCED IN ACCORDANCE WITH THE PROVISIONS OF THIS AMENDMENT AND THE FORBEARANCE AGREEMENT.
Section 11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ANY AND ALL RIGHTS THAT IT MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR ANY STATE TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING EITHER DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING AMONG THE PARTIES HERETO OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, OUT OF OR IN ANY WAY CONNECTED WITH THIS AMENDMENT OR THE FORBEARANCE AGREEMENT. IT IS INTENDED THAT SAID WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, AND/OR COUNTERCLAIMS IN ANY ACTION OR PROCEEDINGS AMONG THE PARTIES. EACH OF THE PARTIES HEREBY WAIVES ALL RIGHTS TO INTERPOSE ANY CLAIMS, DEDUCTIONS, SETOFFS OR COUNTERCLAIMS OF ANY KIND,

NATURE OR DESCRIPTION IN ANY ACTION OR PROCEEDING INSTITUTED BY ANY OTHER PARTY WITH RESPECT TO THIS AMENDMENT, THE FORBEARANCE AGREEMENT, OR ANY MATTER ARISING THEREFROM OR RELATING THERETO, EXCEPT COMPULSORY COUNTERCLAIMS.
Section 12. Construction. The Parties hereto have participated jointly in the negotiation and drafting of this Amendment and the Forbearance Agreement. If an ambiguity or question of intent or interpretation arises, this Amendment and the Forbearance Agreement will be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Amendment or the Forbearance Agreement. Any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
Section 13. Counterparts. This Amendment may be executed in any number of counterparts, and any or all of such executed counterparts may be delivered by electronic transmission, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.
Section 14. Headings. The descriptive headings for the Sections of this Amendment are inserted for convenience only and shall not define or limit any of the terms or provisions hereof.
Section 15. References. All references in the Forbearance Agreement or the Loan Documents to the “Forbearance Agreement” shall be deemed to refer to the Forbearance Agreement as amended hereby.
Section 16. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender, and their respective successors and assigns. The Borrower may not assign this Amendment, the Forbearance Agreement or any of its rights, interests, or obligations hereunder or thereunder without the prior written consent of the Lender.
Section 17. Severability. Any provision of this Amendment that is held to be illegal, invalid or unenforceable in any jurisdiction, will, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof, and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.
Section 18. Entire Agreement. This Amendment, together with the Forbearance Agreement and the documents referred to herein and therein, constitute the entire agreement among the Parties hereto related to the matters described herein or therein, and supersede any prior understandings, agreements, or representations by or among the Parties, whether written or oral, to the extent they relate in any way to the subject matter hereof or thereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SOY ENERGY, LLC

By: /s/ Jeffrey N. Oestmann
Name: Jeffrey N. Oestmann
Title: President and CEO

OSM-REO FF, LLC

By: /s/ Michael J. Karber
Name: Michael J. Karber
Title: Authorized Representative